Exhibit 1.1
     Supplemental Indenture (this “Supplemental Indenture”), dated as of June 30, 2006, among Amkor International Holdings, a Cayman Islands limited company (“AIH”) (also known as Amkor International Holdings, LLC, a Delaware limited liability company (“AIH LLC” or the “Guaranteeing Subsidiary”), Amkor Technology Limited, a Cayman Islands limited company (“ATL”), and Amkor Technology Philippines, Inc., a Philippines company (“AAP”) (formerly known as Amkor/Anam Pilipinas, L.L.C., a Delaware limited liability company (“AAP LLC”)), each an indirect subsidiary of Amkor Technology, Inc. (or its permitted successor), a Delaware corporation (the “Company”), the Company and U.S. Bank National Association (as successor to State Street Bank and Trust Company), as trustee under the indenture referred to below (the “Trustee”).
W I T N E S S E T H
     WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (as amended or supplemented from time to time, the “Indenture”), dated as of May 13, 1999, providing for the issuance of an aggregate principal amount of up to $200,000,000 of 10 1/2% Senior Subordinated Notes due 2009 (the “Notes”);
     WHEREAS, the Indenture provides that under certain circumstances certain subsidiaries of the Company shall execute and deliver to the Trustee a supplemental indenture pursuant to which each such subsidiary shall unconditionally guarantee all of the Company’s Obligations under the Notes and the Indenture on the terms and conditions set forth therein (the “Old Note Guarantee”);
     WHEREAS, the Company, P-Four, LLC, a Delaware limited liability company (“P-Four LLC”) (also known as P-Four, Inc., a Philippines company (“P-Four”)), AIH LLC, ATL and AAP LLC, each an indirect subsidiary of the Company, have heretofore executed and delivered to the Trustee a supplemental indenture, (the “Old Supplemental Indenture”), dated as of January 5, 2005, among AIH LLC, P-Four LLC, ATL and AAP LLC, the Company, the other Guarantors (as defined in the Indenture referred to herein) and the Trustee;
     WHEREAS, as part of a restructuring undertaken by the Company, the Company de-domesticated as a Delaware limited liability company P-Four LLC and liquidated P-Four into the Guaranteeing Subsidiary. Further, the Company de-domesticated as a Delaware limited liability company AAP LLC, and the Company contemplates the de-domestication as a Delaware limited liability company AIH LLC, and as a product of this restructuring, none of these entities will continue to have legal status as Delaware limited liability companies and will only have legal status as AIH, ATL and AAP. At no time did the terms of the Indenture require ATL or AAP to be added as a Guarantor or to be included as a Guarantor under the Indenture, and ATL and AAP do not meet the test of a Guarantor as described in the definition of a Guarantor or in Sections 4.18 or 11.01 of the Indenture;
     WHEREAS, accordingly, the Guaranteeing Subsidiary is entering into this Supplemental Indenture to reaffirm its obligation under the Old Supplemental Indenture and Indenture; and along with this Supplemental Indenture, is entering into a new Note Guarantee on the terms and conditions set forth herein (the “Note Guarantee”) reaffirming its obligations under the Old Note Guarantee, and ATL and AAP are being released from the terms of the Old Supplemental Indenture, Indenture and Old Note Guarantee; and
     WHEREAS, pursuant to Section 9.01(a) of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.
     NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company, the Guaranteeing Subsidiary,

ATL, AAP and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:
     1. Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.
     2. Agreement to Guarantee. The Guaranteeing Subsidiary hereby agrees as follows:
          (a) Along with all Guarantors named in the Indenture, to jointly and severally Guarantee to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, the Notes or the obligations of the Company hereunder or thereunder, that:
               (i) the principal of and interest on the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and
               (ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately.
          (b) The obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or the Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor.
          (c) The following is hereby waived: diligence presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever.
          (d) This Note Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes and the Indenture, and the Guaranteeing Subsidiary accepts all obligations of a Guarantor under the Indenture.
          (e) If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantors, or any Custodian, Trustee, liquidator or other similar official acting in relation to either the Company or the Guarantors, any amount paid by either to the Trustee or such Holder, this Note Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.
          (f) The Guaranteeing Subsidiary shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby.
          (g) As between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 of the Indenture for the purposes of this Note Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in Article 6 of the Indenture, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Note Guarantee.
          (h) The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Guarantee.
          (i) Pursuant to Section 11.03 of the Indenture, after giving effect to any maximum amount and any other contingent and fixed liabilities that are relevant under any applicable Bankruptcy or fraudulent conveyance laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under Article 11 of the Indenture, this Note Guarantee shall be limited to the maximum amount permissible such that the obligations of such Guarantor under this Note Guarantee will not constitute a fraudulent transfer or conveyance.
     3. Termination of Old Note Guarantee and Old Supplemental Indenture and Release of ATL and AAP. The Company, the Guaranteeing Subsidiary, ATL, AAP and the Trustee hereby agree that (i) this Supplemental Indenture and the Note Guarantee, shall supersede the Old Supplemental Indenture and Old Note Guarantee, respectively, (ii) the Old Supplemental Indenture and the Old Note Guarantee shall be of no further force and effect, and (iii) ATL and AAP, and their respective successors, and assigns, are hereby released from all obligations as a guarantor under the Indenture, the Old Supplement Indenture and the Old Note Guarantee, respectively.
     4. Execution and Delivery. The Guaranteeing Subsidiary agrees that the Note Guarantees, other than the Old Note Guarantee, shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Note Guarantee.
     5. Guaranteeing Subsidiary May Consolidate, Etc. on Certain Terms.
          (a) The Guaranteeing Subsidiary may not consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another corporation, Person or entity whether or not affiliated with such Guarantor unless:
               (i) subject to Sections 11.05 and 11.06 of the Indenture, the Person formed by or surviving any such consolidation or merger (if other than a Guarantor or the Company) unconditionally assumes all the obligations of such Guarantor, pursuant to a supplemental indenture in form and substance reasonably satisfactory to the Trustee, under the Notes, the Indenture and the Note Guarantee on the terms set forth herein or therein; and
               (ii) immediately after giving effect to such transaction, no Default or Event of Default exists.
          (b) In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor corporation, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Note Guarantee endorsed upon the Notes and the due and punctual performance of all of the covenants and conditions of the Indenture to be performed by the Guarantor, such successor corporation shall succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor. Such successor corporation thereupon may cause to be signed any or all of the Note Guarantees to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee. All the Note Guarantees so issued shall in all respects have the same legal rank and benefit under the Indenture as the Note Guarantees theretofore and thereafter issued in accordance with the terms of the Indenture as though all of such Note Guarantees had been issued at the date of the execution hereof.
          (c) Except as set forth in Articles 4 and 5 and Section 11.06 of Article 11 of the Indenture, and notwithstanding clauses (a) and (b) above, nothing contained in the Indenture or in any of the Notes shall prevent any consolidation or merger of a Guarantor with or into the Company or another Guarantor, or shall prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to the Company or another Guarantor.
     6. Releases.
          (a) In the event of a sale or other disposition of all of the assets of any Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition of all to the capital stock of any Guarantor, in each case to a Person that is not (either before or after giving effect to such transaction) a Restricted Subsidiary of the Company, then such Guarantor (in the event of a sale or other disposition, by way of merger, consolidation or otherwise, of all of the capital stock of such Guarantor) or the corporation acquiring the property (in the event of a sale or other disposition of all or substantially all of the assets of such Guarantor) will be released and relieved of any obligations under its Note Guarantee; provided that the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of the Indenture, including without limitation Section 4.10 of the Indenture. Upon delivery by the Company to the Trustee of an Officers’ Certificate and an Opinion of Counsel to the effect that such sale or other disposition was made by the Company in accordance with the provisions of the Indenture, including without limitation Section 4.10 of the Indenture, the Trustee shall execute any documents reasonably required in order to evidence the release of any Guarantor from its obligations under its Note Guarantee.
          (b) All Guarantors not party to this Supplemental Indenture shall remain liable for the full amount of principal of and interest on the Notes and for the other obligations of any Guarantor under the Indenture as provided in Article 11 of the Indenture.
     7. No Recourse Against Others. No past, present or future director, officer, employee, incorporator, stockholder or agent of the Guaranteeing Subsidiary or of ATL or AAP, as such, shall have any liability for any obligations of the Company or the Guaranteeing Subsidiary under the Notes, any Note Guarantees, the Indenture, the Old Supplemental Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the Securities and Exchange Commission that such a waiver is against public policy.
     8. NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.
     9. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

     10. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.
     11. The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary, ATL, AAP and the Company.

     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

Dated: June 30, 2006	Amkor International Holdings,
also known as Amkor International Holdings, LLC

	By:	/s/ Kenneth T. Joyce

		Name:	Kenneth T. Joyce
		Title:	Chairman

Amkor Technology Limited

	By:	/s/ Kenneth T. Joyce

		Name:	Kenneth T. Joyce
		Title:	Chairman

Amkor Technology Philippines, Inc.,
formerly known as Amkor/Anam Pilipinas, L.L.C.

	By:	/s/ Anthony Michael Petrucci

		Name:	Anthony Michael Petrucci
		Title:	President

amkor Technology, Inc.

	By:	/s/ Kenneth Joyce

		Name:	Kenneth Joyce
		Title:	Executive Vice President and
Chief Financial Officer

U.S. Bank National Association (as successor to State
Street Bank and Trust Company),
as Trustee

	By:	/s/ Susan Freedman

Authorized Signatory

NOTATION OF GUARANTEE
     For value received, each Guarantor (which term includes any successor Person under the Indenture) has, jointly and severally, unconditionally guaranteed, to the extent set forth in the Indenture and subject to the provisions in the Indenture dated as of May 13, 1999 (as amended or supplemented from time to time, the “Indenture”) among Amkor Technology, Inc., the Guarantors listed on Schedule I thereto from time to time, and U.S. Bank National Association (as successor to State Street Bank and Trust Company), as trustee (the “Trustee”), (a) the due and punctual payment of the principal of, premium, if any, and interest on the Notes (as defined in the Indenture), whether at maturity, by acceleration, redemption or otherwise, the due and punctual payment of interest on overdue principal and premium, and, to the extent permitted by law, interest, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee all in accordance with the terms of the Indenture and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. The obligations of the Guarantors to the Holders of Notes and to the Trustee pursuant to the Note Guarantee and the Indenture are expressly set forth in Article 11 of the Indenture and reference is hereby made to the Indenture for the precise terms of the Note Guarantee. Each Holder of a Note, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee, on behalf of such Holder, to take such action as may be necessary or appropriate to effectuate the subordination as provided in the Indenture and (c) appoints the Trustee attorney-in-fact of such Holder for such purpose; provided, however, that the Indebtedness evidenced by this Note Guarantee shall cease to be so subordinated and subject in right of payment upon any defeasance of this Note in accordance with the provisions of the Indenture.

Dated: June 30, 2006
Amkor International Holdings,
also known as Amkor International Holdings, LLC

	By:	/s/ Kenneth T. Joyce

		Name:	Kenneth T. Joyce
		Title:	Chairman

Schedule l
SCHEDULE OF GUARANTORS
     The following schedule lists each Guarantor under the Indenture as of the date of issuance of the Notes:
     None.